Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 14, 2009, relating to the financial statements of Southern Cross Resources Group, Inc. for the periods ended December 31, 2008 and 2007.

/s/ The Blackwing Group LLC

Independence, Missouri

June 17, 2009